(c)      Exhibits

                                                                    Exhibit 23.1

Consent of BDO Seidman, LLP

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Ionatron, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Form S-3 and Nos. 33-55020,
33-71978,  333-44459,  333-41332 and 333-113656 on Form S-8 of Ionatron, Inc. of
our report dated November 12, 2004 relating to the financial statements of North Star Research Corporation appearing in this Current Report on Form 8-K/A of Ionatron, Inc. for the event dated September 16, 2004.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
December 1, 2004